                                                                   EXHIBIT 10.18

                                   The Lease




The Lessor (Chuo Tochi K.K.) and the Lessee (Motonori Akahori) have hereby signed the Lease, and will keep 1 copy each.



Art.1:  The Lease Office:
Gotanda Chuo Bldg. 2F, Higashi Gotanda 2-3-5, Shinagawa, Tokyo 141-0022 (150.84 M2 incl. a common space)



Art.2: The Lease Term:
For 2 years between May 1 '98 and Apr. 30, 2000.



Renewal of the Lease:
By the consent between the Lessor and the Lessee 6 months prior to the termination of the above Lease term.



Art 3:  The Deposit:  JPNY4,562,000.-



Art. 4: The return of the deposit:
To be returned from the Lessor to the Lessee within 6 months after the completion of the evacuation of the Lease Office with no interest.



Art. 5:
A Midway Cancellation of the Lease by the Lessee:
       (1) 10% of the Deposit: to the Lessor as the depreciation.
       (2) 90% of the Deposit: to be returned to the Lessee.
The Midway cancellation from the Lessor:
The deposit shall be returned by the Lessor to the Lessee upon the evacuation of the Lease Office.

       Art. 7:
       The Lessee is neither allowed to transfer the right on the deposit to the others, nor to utilize the deposit as the collateral.



       Art. 8:
       1.  The Rent:  JPNY456,200 / month
       2.  The Management Fee:  JPNY182,480 / month
       The total amount of the above (Y638,680 / month) is either to be remitted to the bank account specified by the Lessor or to be handed to the Lessor by the end of every month.

       The Lessor has the right to demand the payment of the consumption (sales) tax to the Lessee.



       Art. 9:
       The Lessor has the right to increase or to decrease the Rent during the Lease Term under such circumstances, as in the event of either the fluctuation of the price of the lands and the buildings in neighborhood, or the restructure of the facilities.

       The Rent and the Management Fee shall be calculated at day-basis for the remainder less than one month before the renewal of the Lease Term.

       (2) The Management Fee shall be revised based on the consent between the Lessor and the Lessee.




       Art. 10:
       The expenses for the fuel, the light, and the equipment set up by the Lessee in the Lease Office shall be paid by the Lessee.


       The expenses for the fuel, the light, and the equipment set up by the Lessee in the Lease Office shall be paid by the Lessee.

       The expenses for the utility in the common area:
       also shall be paid by the Lessee against the bill from the Lessor based on the inspection of the meter.

     Art 11:
     Without the approval of the Lessor, the Lessee is neither allowed to transfer the right of the Lease nor sublease the Lease Office (all the other act applicable to the above), and also not allowed to utilize the right of the Lease as the collateral.


     Art 12:
     The Lessee is not allowed to use the Lease Office for the purpose other than the office. The Lessee is not allowed to put up the name plate, the signboard, etc. on any places than being specified by the Lessor.


     The Lessor has the right to remove the name plates, the signboards, etc. in case that the Lessee breaches the rule, and also the Lessor has the right to claim the expenses for the removal to the Lessee.

     (2) The Lessee shall use the Lease Office and the common area on its own responsibility with a common sense.

     (3) The Lessee has to assign the person in charge of the fire prevention and has to report it to the district fire station.


     Art 13:
     The Lessee is not allowed the following acts without the approval of the Lessor:
     1.  Bring in and move the weighty equipment.
     2. Modify the original state of the Lessor's possessions and install the new equipment or add more equipment.
     3.  Use or install the electric heater, etc.
     4. Bring the dangerous substance in the Lease office or keep it around the Lease Office.


     Art 14:
     The Lessee shall get the approval of the Lessor for the partition of the Lease Office and the rearrangement of the room. In principle, the Lessee shall ask the work for the modification of the Lease Office to the construction company specified by the Lessor.

     (2) The taxes and other public charges related to the above work for the modification of the Lease Office shall be paid by the Lessee.



(The Lease)                                 3

Art 15:
The Lessor has the right to claim the money or the actual articles to the Lessee as the compensation for the damages to the possession of the Lessor in the Lease Office, the building, the furnishings, the facilities, the equipment which was caused by the Lessee him/herself, and or the employees and or the contractors specified by the Lessee. The above shall be applied to the cases which the damage affects the third party other than the Lessor.


Art 16:
The Lessor is not responsible to the Lessee for the damages caused by a natural disasters.


Art 17:
The Lessee shall not claim for the inconveniences caused by the repairs, the modification in the common area planned by the Lessor.


Art 18:
The Lease shall be automatically terminated in case that the Lease Office becomes unusable due to a natural disaster and other inevitability, etc.
The Return of the Deposit in such a case shall be discussed between the Lessor and the Lessee.


Art 19:
The Midway Cancellation of the Lease during the Lease Term either from the Lessor or the Lessee due to the unavoidable circumstances shall be done by the written notice with 6 months' grace.
The Lessee, however, has the right to cancel the Lease anytime when the Lessee pays the Rent for the period which will meet the above 6 months grace.
In case of the notification less than 6 months, the Lessee, however has the right to cancel the Lease when the Lessee add the Rent for the shortage to the period less than 6 months.
(2) The Lessee has no right to cancel a part of the Lease Office without an approval of the Lessor.


(The Lease)                           4

Art. 20 :
The Lessee has to evacuate the Lease Office immediately upon the termination of the Lease regardless of the reason of the termination according to the following points :


1.The Lessee has to restore the Lease Office, the furnishings, the facility according to the Lessor's instruction at own expenses, and in principle, the Lessee has to use the construction company specified by the Lessor for the restore work.


2.The Lessee shall not claim the Lessor any expenses related to the Lease
  Office, for the moving, and for the evacuation etc. regardless of the pretext.


3.The Lessee has to pay the money to the Lessor equivalent to the Rent as the compensation and also the money equivalent to the Rent as the penalty for breach of contract besides the compensation in case that the Lessee does not evacuation the Lease Office even after the termination of the Lease.


4.Upon the evacuation of the Lease Office, in case that the Lessee does not remove or carry out the Lessee's possession from the Lease Office during the specified period by the Lessor, it is regarded that all the possession of the lessee's goods in the Lease Office was conveyed to the Lessor at free of charge and the Lessee has no right to claim even if the Lessor depose it and the cost for the disposal shall be charged to the Lessee.


5.The Lessee has no right to ask the Lessor to buy the special facility set up by the Lessee.



Art. 21 :
The Lessor has the right to enter the Lease Office anytime after noticing the Lessee for the inspection of the facility and the equipment for the purpose of the management and the security if necessary.
However, in a case of emergency, it is allowed to make the ex post facto report.



Art. 22 :
The Lease can be canceled after the notification to the other party in case that either the Lessor or the Lessee breaches the Lease.


(2) The Lessor has the right to cancel the Lease in case that the Lessee faces the



                                       5
(The Lease)
provisional seizure, the provisional disposition, the execution, the winding up, the reconstruction, the liquidation and or the bankruptcy.


(3) The Lessee has to pay the penalty for the breach of the contract equivalent to the Rent for further 6 months. And the Lessor has the right to claim the compensation for the damage.


Art. 23:
The Lessor has the right to allot the Deposit for the payment of the debt in case that the Lessee delayed the payment of the Rent and the Management Fee, and the Lessor will notice it to the Lessee accordingly. The Lessee has to deposit for the deficit within one month after the notification from the Lessor.
The Lessee, however, has no right to claim offset the Rent and other debt with the Deposit during the Lease Term.


Art. 24:
The Lessee has to follow the instruction of the custodian appointed by the Lessor on the management of the building, the fittings, all the facility in case that the Lessor entrusted the management of the building to the third party.


Art. 25:
The Lessee has to follow the Detailed Regulations on the Premises in case that the Lessor gives it separately.
It is the same when the above regulation has changed.


Art. 26:
All the matters which the Lessee needs the approval of the Lessor shall be effective only in the form of the written document.


Art. 27:
The Joint Surety is responsible on the debt which shall be charged to the Lessee based on the Lease.



(The Lease)                           6

       Art. 28:
       The Lessor and the Lessee shall discuss faithfully with any doubt and any other matter which is not mentioned in the Lease.




       Art. 29:
       Based on the Consumption (Sales) Tax Code, the Rent, the Management Fee, the Public Utility Charges, and the Depreciation of the Deposit are taxable. The Lessor has the right to claim the amount for the Consumption (Sales) Tax to the Lessee separately.




       The Clause of Special Policy Conditions:
       The Lessor shall cooperate with the Lessee on the procedure for the Transfer to the New Company in case that the Lessee shall establish the New Company.

April 21 '98.




The Lessor:
Chuo Tochi K.K.
1-5-3 Yaesu, Chuo-ku, Tokyo.
Representative Director  Tadao  KATSUTA





The Lessee:
1-1-28-207 Arima, Miyamae-ku, Kawasaki-shi, Kanagawa.
Motonori  AKAHORI





The Joint Surety:
2-3-21-207  Todaijima, Urayasu-shi, Chiba.
Noriko  KATO





The Real Estate Agent (The Intermediary):
K.K. Adreal
2-9-14  Shiba Daimon, Minato-ku, Tokyo.
Representative Director  Mitsuaki SUZUKI
License # 71591 (approved by the Governor of Tokyo)
The person in charge:  Yoshifumi  WATANABE
Registration # Tokyo-125509.



(The Lease)                           8